Douglas
Emmett

EARNINGS RESULTS & OPERATING INFORMATION

FIRST QUARTER 2020

Executive Summary

We own and operate 18.3 million square feet of Class A office properties and 4,161 apartment units in the premier coastal submarkets of Los Angeles and Honolulu.

Financial Results: For the three months ended March 31, 2020 compared to the three months ended March 31, 2019:

◦	We grew our revenues by 12.1% to $251.4 million.

◦	Our net income attributable to common stockholders decreased by 6.2% to $26.9 million.

◦	We grew our FFO by 8.5% to $111.9 million, or $0.55 per fully diluted share.

◦	We grew our AFFO by 16.4% to $99.1 million.

◦	We grew our same property Cash NOI by 7.7% to $145.6 million.

Leasing: During the first quarter, we signed approximately 700,000 square feet of office leases. Comparing the office leases we signed during the first quarter to the expiring leases for the same space, we grew straight-line rents by 22.6% and cash rents by 9.3%. Our multifamily portfolio remains essentially fully leased at 98%. Since the last weeks of the first quarter, leasing activity has slowed, particularly in office leasing.

Liquidity: We entered the second quarter with strong cash flows and a healthy balance sheet. At the end of the first quarter we had:

◦	$175 million of cash on hand,

◦	An undrawn $400 million line of credit,

◦	No debt maturities before 2023,

◦	No financial covenants that could force us to issue equity at the wrong time, and

◦	41% of our office portfolio was unencumbered.

Development: On the capital front, construction is continuing on our two large multifamily development projects, although it may take a little longer under current conditions. In Honolulu, where we are developing 500 apartment units at our office conversion project, we have already pre-leased a number of units and expect to deliver them over the next few months. For our Brentwood apartment tower, we currently expect delivery of the first units to be pushed into 2022. For the moment, we have suspended work on new office repositioning projects, and acquisitions in our markets seem to be on hold because buyers and sellers need to evaluate the new conditions.

Dividends: On April 15, 2020, we paid a quarterly cash dividend of $0.28 per common share, or $1.12 on an annualized basis.

Guidance: As is true everywhere, our tenants are now struggling with the impacts of the pandemic on their business. In addition, the cities in which we operate have passed unusually punitive ordinances prohibiting evictions and allowing rent deferral for residential, retail, and office tenants, regardless of financial distress. By eliminating any fees or interest and providing long payback periods, tenants essentially have the option of a free loan. Given the current uncertainties about the duration and extent of the impact from these ordinances and other pandemic related issues, we are withdrawing our 2020 full year guidance. Our April rent collections to date represent 87% of aggregate rent billed, with residential at 95%, office at 90% and our small retail component at 22%. We don’t know whether these numbers will prove to be a good predictor of the next few months or the remainder of the year.

NOTE:  See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Forward Looking Statements (FLS)
This First Quarter 2020 Earnings Results and Operating Information, which we refer to as our Earnings Package (EP), supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains FLS within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations regarding the performance of our business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the “Guidance” sections of this EP. In some cases, these FLS can be identified by the use of words such as “expect,” "potential,” “continue,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “intends,” “plans,” “estimates,” "anticipates,” or the negative version of these words or other comparable words. FLS presented in this EP, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse developments related to the Coronavirus (COVID-19) global pandemic; adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our debt; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the SEC. Although we believe that our assumptions underlying our forward looking statements are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on any FLS in this EP or any previously reported FLS to anticipate future results or trends. This EP and all subsequent written and oral FLS attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our FLS.

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Company Overview

Corporate Data
as of March 31, 2020

Office Portfolio

	Consolidated	Total
Properties	70	72
Rentable square feet (in thousands)	17,939	18,324
Leased rate	92.3%	92.2%
Occupancy rate	90.9%	90.8%

Multifamily Portfolio

		Total
Properties		11
Units		4,161
Leased rate(1)		98.0%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of March 31, 2020	204,794
Common stock closing price per share (NYSE:DEI)	$30.51
Equity Capitalization	$6,248,272

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal(2)	$4,653,079	$3,791,970
Less: cash and cash equivalents(3)	(174,696)	(95,594)
Net Debt	$4,478,383	$3,696,376

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$9,944,648
Our Share of Net Debt to Pro Forma Enterprise Value	37%

AFFO Payout Ratio

Three months ended March 31, 2020	58.0%

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(1)	Both the numerator and denominator used in calculating the percentage of units leased do not include 138 units at one property which are temporarily unoccupied as a result of a fire.

(2)	See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on the balance sheet.

(3)
Our share of cash and cash equivalents is calculated starting with our consolidated cash and cash equivalents of $174.7 million, then deducting the other owners' share of our JVs' cash and cash equivalents of $81.6 million and then adding our share of our unconsolidated Fund's cash and cash equivalents of $2.4 million.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Company Overview

Property Map
as of March 31, 2020

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Company Overview

Board of Directors and Executive Officers
as of March 31, 2020

BOARD OF DIRECTORS
______________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Vice Chairman, PinnacleCare
Dr. David T. Feinberg	Vice President, Google Health
Virginia A. McFerran	Technology and Data Science Advisor
Thomas E. O’Hern	Chief Executive Officer, Macerich
William E. Simon, Jr.	Partner, Simon Quick Advisors
Johnese M. Spisso	President, UCLA Health; Chief Executive Officer, UCLA Hospital System; Associate Vice Chancellor, UCLA Health Sciences

EXECUTIVE OFFICERS
______________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICE
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(In thousands)

	March 31, 2020	December 31, 2019

	Unaudited
Assets
Investment in real estate:
Land	$1,152,684	$1,152,684
Buildings and improvements	9,307,283	9,308,481
Tenant improvements and lease intangibles	907,767	905,753
Property under development	143,019	111,715
Investment in real estate, gross	11,510,753	11,478,633
Less: accumulated depreciation and amortization	(2,592,996)	(2,518,415)
Investment in real estate, net	8,917,757	8,960,218
Ground lease right-of-use asset	7,477	7,479
Cash and cash equivalents	174,696	153,683
Tenant receivables	5,801	5,302
Deferred rent receivables	133,563	134,968
Acquired lease intangible assets, net	6,064	6,407
Interest rate contract assets	—	22,381
Investment in unconsolidated Fund	48,346	42,442
Other assets	19,350	16,421
Total assets	$9,313,054	$9,349,301

Liabilities
Secured notes payable and revolving credit facility, net	$4,620,215	$4,619,058
Ground lease liability	10,878	10,882
Interest payable, accounts payable and deferred revenue	156,195	131,410
Security deposits	60,356	60,923
Acquired lease intangible liabilities, net	47,769	52,367
Interest rate contract liabilities	238,821	54,616
Dividends payable	49,113	49,111
Total liabilities	5,183,347	4,978,367

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,754	1,754
Additional paid-in capital	3,486,442	3,486,356
Accumulated other comprehensive loss	(165,872)	(17,462)
Accumulated deficit	(780,562)	(758,576)
Total Douglas Emmett, Inc. stockholders' equity	2,541,762	2,712,072
Noncontrolling interests	1,587,945	1,658,862
Total equity	4,129,707	4,370,934
Total liabilities and equity	$9,313,054	$9,349,301

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Consolidated Operating Results(1)
(Unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019

Revenues
Office rental
Rental revenues and tenant recoveries(2)	$185,827	$167,235
Parking and other income	34,062	30,055
Total office revenues	219,889	197,290

Multifamily rental
Rental revenues	29,086	24,893
Parking and other income	2,375	2,003
Total multifamily revenues	31,461	26,896

Total revenues	251,350	224,186

Operating Expenses
Office expenses	69,664	63,449
Multifamily expenses	9,356	7,555
General and administrative expenses	10,335	9,832
Depreciation and amortization	97,777	79,873
Total operating expenses	187,132	160,709

Operating income	64,218	63,477

Other income	1,989	2,898
Other expenses	(1,396)	(1,845)
Income from unconsolidated Funds	323	1,551
Interest expense	(35,420)	(33,293)
Net income	29,714	32,788
Less: Net income attributable to noncontrolling interests	(2,791)	(4,087)
Net income attributable to common stockholders	$26,923	$28,701

Net income per common share - basic and diluted	$0.15	$0.17

Dividends declared per common share	$0.28	$0.26

Weighted average shares of common stock outstanding - basic and diluted	175,373	170,221

_______________________________________________________________________

(1)
On November 21, 2019, we restructured one of our previously unconsolidated funds, after which it is treated as a consolidated JV. The results of the consolidated JV are included in our operating results from November 21, 2019 (before November 21, 2019, our share of the Fund's net income was included in the line item Income from unconsolidated Funds).

(2)	Rental revenues and tenant recoveries include tenant recoveries of $14.6 million and $13.7 million for the three months ended March 31, 2020 and 2019, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

The table below presents a reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) to Net income attributable to common stockholders:

	Three Months Ended March 31,
	2020	2019
Funds From Operations (FFO)
Net income attributable to common stockholders	$26,923	$28,701
Depreciation and amortization of real estate assets	97,777	79,873
Net income attributable to noncontrolling interests	2,791	4,087
Adjustments attributable to unconsolidated Funds(2)	654	4,514
Adjustments attributable to consolidated JVs(2)	(16,263)	(14,077)
FFO	$111,882	$103,098

Adjusted Funds From Operations (AFFO)
FFO	$111,882	$103,098
Straight-line rent	1,406	(4,369)
Net accretion of acquired above- and below-market leases	(4,256)	(4,120)
Loan costs, loan premium amortization and swap amortization	1,223	1,867
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(18,216)	(17,783)
Non-cash compensation expense	5,200	4,507
Adjustments attributable to unconsolidated Funds(2)	(64)	(1,994)
Adjustments attributable to consolidated JVs(2)	1,940	3,921
AFFO	$99,115	$85,127

Weighted average shares of common stock outstanding - diluted	175,373	170,221
Weighted average units in our operating partnership outstanding	29,501	28,652
Weighted average fully diluted shares outstanding	204,874	198,873

Net income per common share - basic and diluted	$0.15	$0.17
FFO per share - fully diluted	$0.55	$0.52
Dividends paid per share(4)	$0.28	$0.26
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(1)	Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated JVs and our unconsolidated Funds.

(2)
Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Funds and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated JVs. We restructured one of our unconsolidated Funds in November 2019 after which it was consolidated as a JV. The adjustments for the unconsolidated Funds and consolidated JVs are therefore not directly comparable to the prior period.

(3)
Under the lease accounting rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net income attributable to common stockholders and FFO, the capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.

(4)	Reflects dividends paid within the respective periods.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of March 31,
	2020	2019
Office Statistics
Number of properties	60	60
Rentable square feet (in thousands)	16,050	16,042
Ending % leased	92.3%	91.6%
Ending % occupied	90.9%	90.1%
Quarterly average % occupied	91.1%	90.4%

Multifamily Statistics
Number of properties	8	8
Number of units	1,928	1,928
Ending % leased	97.5%	99.8%

	Three Months Ended March 31,		% Favorable
	2020	2019	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$197,060	$192,785	2.2%
Office expenses	(61,948)	(60,876)	(1.8)%
Office NOI	135,112	131,909	2.4%

Multifamily revenues	15,657	15,833	(1.1)%
Multifamily expenses	(4,158)	(4,021)	(3.4)%
Multifamily NOI	11,499	11,812	(2.6)%

Total NOI	$146,611	$143,721	2.0%

Cash Net Operating Income (NOI)
Office cash revenues	$196,055	$184,284	6.4%
Office cash expenses	(61,948)	(60,876)	(1.8)%
Office cash NOI	134,107	123,408	8.7%

Multifamily cash revenues	15,655	15,824	(1.1)%
Multifamily cash expenses	(4,158)	(4,021)	(3.4)%
Multifamily cash NOI	11,497	11,803	(2.6)%

Total Cash NOI	$145,604	$135,211	7.7%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of these non-GAAP measures to net income attributable to common stockholders.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended March 31,
	2020	2019

Same property office cash revenues	$196,055	$184,284
Non-cash adjustments per definition of NOI	1,005	8,501
Same property office revenues	197,060	192,785

Same property office expenses	(61,948)	(60,876)

Office NOI	135,112	131,909

Same property multifamily cash revenues	15,655	15,824
Non-cash adjustments per definition of NOI	2	9
Same property multifamily revenues	15,657	15,833

Same property multifamily expenses	(4,158)	(4,021)

Multifamily NOI	11,499	11,812

Same Property NOI	146,611	143,721
Non-comparable office revenues	22,829	4,505
Non-comparable office expenses	(7,716)	(2,573)
Non-comparable multifamily revenues	15,804	11,063
Non-comparable multifamily expenses	(5,198)	(3,534)
NOI	172,330	153,182
General and administrative expenses	(10,335)	(9,832)
Depreciation and amortization	(97,777)	(79,873)
Operating income	64,218	63,477
Other income	1,989	2,898
Other expenses	(1,396)	(1,845)
Income from unconsolidated Funds	323	1,551
Interest expense	(35,420)	(33,293)
Net income	29,714	32,788
Less: Net income attributable to noncontrolling interests	(2,791)	(4,087)
Net income attributable to common stockholders	$26,923	$28,701

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Financial Data for JVs & Fund
(Unaudited, in thousands)

	Three Months Ended March 31, 2020

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$185,003	$66,347	$4,602
Office and multifamily operating expenses	$57,855	$21,165	$1,512
Straight-line rent	$(1,825)	$419	$(72)
Above/below-market lease revenue	$858	$3,398	$(3)
Cash NOI attributable to outside interests(3)	$—	$21,481	$1,951
Our share of cash NOI(4)	$128,115	$19,884	$1,214
______________________________________________________

(1)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for four consolidated JVs. We manage our JVs and own a weighted average interest of approximately 46% in them based on square footage. The JVs own a combined seventeen Class A office properties totaling 4.3 million square feet and one residential property with 350 apartments in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) in most cases, additional distributions based on Cash NOI.

(2)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for one unconsolidated Fund. We manage our Fund in which we own an interest of approximately 34%. The Fund owns two Class A office properties totaling 0.4 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.

(3)	Represents the share of Cash NOI allocable under the applicable agreements to interests other than our Fully Diluted Shares.

(4)	Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Loans (As of March 31, 2020, unaudited)

Maturity Date(1)		Principal Balance (In Thousands)	Our Share(2) (In Thousands)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

1/1/2024		$300,000	$300,000	3.46%	1/1/2022
3/3/2025		335,000	335,000	3.84%	3/1/2023
4/1/2025		102,400	102,400	2.76%	3/1/2023
8/15/2026	(4)	415,000	415,000	2.58%	8/1/2025
9/19/2026		400,000	400,000	2.44%	9/1/2024
9/26/2026	(5)	200,000	200,000	2.77%	10/1/2024
11/1/2026	(6)	400,000	400,000	2.18%	10/1/2024
6/1/2027		550,000	550,000	3.16%	6/1/2022
6/1/2029		255,000	255,000	3.26%	6/1/2027
6/1/2029	(7)	125,000	125,000	2.55%	6/1/2027
6/1/2038	(8)	30,679	30,679	4.55%	N/A
8/21/2023	(9)	—	—	LIBOR + 1.15%	N/A
Subtotal		3,113,079	3,113,079

Consolidated JVs

2/28/2023		580,000	174,000	2.37%	3/1/2021
7/1/2024		400,000	356,000	3.44%	7/1/2022
12/19/2024		400,000	80,000	3.47%	1/1/2023
6/1/2029		160,000	32,000	3.25%	7/1/2027
Total Consolidated Loans	(10)	$4,653,079	$3,755,079

Unconsolidated Fund

3/1/2023		$110,000	$36,891	2.30%	3/1/2021

Total Loans			$3,791,970

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Except as noted below, our loans and revolving credit facility: (i) are non-recourse, (ii) are secured by separate collateral pools consisting of one or more properties, (iii) require interest-only monthly payments with the outstanding principal due upon maturity, and (iv) contain certain financial covenants which could require us to deposit excess cash flow with the lender under certain circumstances unless we (at our option) either provide a guarantee or additional collateral or pay down the loan within certain parameters set forth in the loan documents.  Certain loans with maturity date extensions require us to meet minimum financial thresholds in order to exercise those extensions.

(1)	Maturity dates include the effect of extension options.

(2)
"Our Share" is calculated by multiplying the principal balance by our share of the borrowing entity's equity, and is used to calculate the non-GAAP measure "Our Share of Net Debt" - see Corporate Data on page 3.

(3)	Effective rate as of March 31, 2020. Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.

(4)	Effective rate will increase to 3.07% on April 1, 2020.

(5)	Effective rate will decrease to 2.36% on July 1, 2020.

(6)	Effective rate will increase to 2.31% on July 1, 2021.

(7)	Effective rate will increase to 3.25% on December 1, 2020.

(8)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(9)	$400 million revolving credit facility. Unused commitment fees range from 0.10% to 0.15%.

(10)
Our consolidated debt on the balance sheet of $4.62 billion is calculated by adding $6.5 million of unamortized loan premium and deducting $39.4 million of unamortized deferred loan costs from our total consolidated loans of $4.65 billion.

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$4.65
Weighted average remaining life (including extension options)	5.9 years
Weighted average remaining fixed interest period	3.6 years
Weighted average annual interest rate	3.00%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of March 31, 2020

Region	Number of Properties	Our Rentable Square Feet	Region Rentable Square Feet(1)	Our Average Market Share(2)

Los Angeles
Westside(3)	52	9,992,932	38,139,316	37.2%
Valley	16	6,790,777	21,161,280	43.7
Honolulu(3)	4	1,540,639	4,852,143	31.8
Total / Average	72	18,324,348	64,152,739	39.1%

_________________________________________________

(1)	The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2020 first quarter CBRE Marketview report for our submarkets in that region.

(2)
Our market share is calculated by dividing Rentable Square Feet by the applicable Rentable Square Feet, weighted in the case of averages based on the square feet of exposure in our total portfolio to each submarket as follows:

Region	Submarket	Number of Properties	Our Rentable Square Feet	Our Market Share(2)

Westside	Brentwood	15	2,085,745	60.5%
	Westwood	7	2,185,592	50.4
	Olympic Corridor	5	1,142,885	36.9
	Beverly Hills(3)	11	2,196,067	27.7
	Santa Monica	11	1,425,374	14.7
	Century City	3	957,269	9.2
Valley	Sherman Oaks/Encino	12	3,488,995	53.4
	Warner Center/Woodland Hills	3	2,845,577	37.6
	Burbank	1	456,205	6.5
Honolulu	Honolulu(3)	4	1,540,639	31.8
	Total / Weighted Average	72	18,324,348	39.1%

_______________________________________________

(3)
In calculating market share, we adjusted the rentable square footage by (i) removing approximately 223,000 rentable square feet of vacant space at an office building in Honolulu, which we are converting to residential apartments, from both our rentable square footage and that of the submarket (see page 22) and (ii) removing a 218,000 square foot property located just outside the Beverly Hills city limits from both the numerator and the denominator.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of March 31, 2020
Annualized Rent by Region

Region(1)	Percent Leased	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Los Angeles
Westside	92.7%	$472,210,117	$52.93	$4.41
Valley	91.5	216,488,355	36.10	3.01
Honolulu	92.5	48,206,066	35.72	2.98
Total / Weighted Average	92.2%	$736,904,538	$45.30	$3.77

_______________________________________________________________

(1)	Regional data reflects the following underlying submarket data:

Region	Submarket	Percent Leased	Monthly Rent Per Leased Square Foot(2)

Westside	Beverly Hills	94.8%	$4.39
	Brentwood	90.3	3.87
	Century City	93.5	4.16
	Olympic Corridor	92.6	3.42
	Santa Monica	93.3	6.35
	Westwood	92.2	4.28
Valley	Burbank	100.0	4.37
	Sherman Oaks/Encino	92.1	3.19
	Warner Center/Woodland Hills	89.3	2.52
Honolulu	Honolulu	92.5	2.98
	Weighted Average	92.2%	$3.77

(2)	Does not include signed leases not yet commenced, which are included in percent leased but excluded from annualized rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended March 31, 2020	$0.03

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of March 31, 2020

Portfolio Tenant Size
	Median	Average

Square feet	2,700	5,600

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,399	48.0%	1,954,148	12.0%	$87,287,876	11.8%
2,501-10,000	1,143	39.2	5,596,068	34.4	249,578,335	33.9
10,001-20,000	240	8.2	3,316,546	20.4	141,631,172	19.2
20,001-40,000	98	3.4	2,701,190	16.6	122,549,187	16.6
40,001-100,000	32	1.1	1,791,312	11.0	91,893,518	12.5
Greater than 100,000	4	0.1	908,539	5.6	43,964,450	6.0
Total for all leases	2,916	100.0%	16,267,803	100.0%	$736,904,538	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of March 31, 2020

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	3	3	2023-2024	468,819	2.5%	$24,399,553	3.3%
UCLA(3)	26	10	2020-2027	336,695	1.8	17,290,077	2.3
William Morris Endeavor(4)	2	1	2022-2027	213,539	1.2	12,416,368	1.7
Morgan Stanley(5)	5	5	2022-2027	145,488	0.8	9,562,282	1.3
Equinox Fitness(6)	5	5	2024-2033	181,177	1.0	8,744,891	1.2
Total	41	24		1,345,718	7.3%	$72,413,171	9.8%

______________________________________________________

(1)	Expiration dates are per lease (expiration dates do not reflect storage and similar leases).

(2)	Square footage expires as follows: 13,000 square feet in 2023; and 456,000 square feet in 2024.

(3)
Square footage expires as follows: 23,000 square feet in 2020; 72,000 square feet in 2021; 55,000 square feet in 2022; 46,000 square feet in 2023; 11,000 square feet in 2024; 63,000 square feet in 2025; and 67,000 square feet in 2027. Tenant has options to terminate 31,000 square feet in 2020; 16,000 square feet in 2023; and 51,000 square feet in 2025.

(4)	Square footage expires as follows: 1,000 square feet in 2022 and 213,000 square feet in 2027. Tenant has an option to terminate 2,000 square feet in 2020 and 212,000 square feet in 2022.

(5)
Square footage expires as follows: 16,000 square feet in 2022; 30,000 square feet in 2023; 26,000 square feet in 2025; and 74,000 square feet in 2027. Tenant has options to terminate 30,000 square feet in 2021; 26,000 square feet in 2022; and 32,000 square feet in 2024.

(6)	Square footage expires as follows: 34,000 square feet in 2024; 31,000 square feet in 2027; 44,000 square feet in 2028; 42,000 square feet in 2030; and 30,000 square feet in 2033.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Industry Diversification
Total Office Portfolio as of March 31, 2020

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	578	17.8%
Financial Services	394	14.9
Entertainment	229	13.6
Real Estate	306	11.7
Accounting & Consulting	337	10.0
Health Services	372	7.5
Retail	183	5.8
Technology	113	4.8
Insurance	102	4.1
Educational Services	57	3.6
Public Administration	92	2.5
Advertising	54	1.3
Manufacturing & Distribution	53	1.2
Other	46	1.2
Total	2,916	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Expirations
Total Office Portfolio as of March 31, 2020

(1)
Average of the percentage of leases expiring at March 31, 2017, 2018, and 2019 with the same remaining duration as the leases for the labeled year had at March 31, 2020. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at March 31, 2020	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	86	372,157	2.0%	$14,434,860	1.9%	$38.79	$38.79
2020	425	1,556,581	8.5	66,068,523	9.0	42.44	42.96
2021	641	2,778,185	15.2	119,446,614	16.2	42.99	44.65
2022	534	2,388,738	13.0	103,951,627	14.1	43.52	46.94
2023	432	2,467,063	13.5	114,787,302	15.6	46.53	51.55
2024	294	2,200,630	12.0	102,401,664	13.9	46.53	53.18
2025	233	1,545,522	8.4	70,609,947	9.6	45.69	55.09
2026	101	951,595	5.2	44,129,245	6.0	46.37	59.00
2027	82	1,113,966	6.1	54,027,535	7.3	48.50	61.29
2028	39	373,864	2.0	21,210,588	2.9	56.73	73.30
2029	24	159,313	0.9	6,904,340	0.9	43.34	57.21
Thereafter	25	360,189	2.0	18,932,293	2.6	52.56	73.64
Subtotal/weighted average	2,916	16,267,803	88.8%	$736,904,538	100.0%	$45.30	$51.29
Signed leases not commenced		264,256	1.4
Available		1,421,440	7.7
Building management use		122,255	0.7
BOMA adjustment(3)		248,594	1.4
Total/weighted average	2,916	18,324,348	100.0%	$736,904,538	100.0%	$45.30	$51.29

___________________________________________________

(1)	Represents annualized rent at March 31, 2020 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of March 31, 2020

	Q2 2020	Q3 2020	Q4 2020	Q1 2021

Los Angeles
Westside	158,379	175,815	493,495	370,438
Valley	148,551	165,890	222,154	296,747
Honolulu	6,569	59,495	126,233	60,676
Expiring Square Feet(1)	313,499	401,200	841,882	727,861

Percentage of Portfolio	1.7%	2.2%	4.6%	4.0%

Los Angeles
Westside	$48.66	$49.82	$50.58	$53.67
Valley	$32.84	$35.29	$36.07	$34.20
Honolulu	$34.50	$36.07	$34.23	$40.64
Expiring Rent per Square Foot(2)	$40.87	$41.77	$44.30	$44.65

________________________________________________________

(1)	Includes leases with an expiration date in the applicable period where the space had not been re-leased as of March 31, 2020, other than 372,157 square feet of Short-Term Leases.

(2)
Fluctuations in this number primarily reflect the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution. While the following table sets forth data for our underlying submarkets, that data is even more influenced by such issues:

		Next Four Quarters

Region	Submarket	Expiring SF	Expiring Rent per SF

Westside	Beverly Hills	169,669	$51.58
	Brentwood	293,589	$46.64
	Century City	121,067	$53.85
	Olympic Corridor	156,470	$41.46
	Santa Monica	141,270	$72.86
	Westwood	316,062	$49.24
Valley	Sherman Oaks/Encino	491,872	$37.41
	Warner Center/Woodland Hills	341,470	$30.74
Honolulu	Honolulu	252,973	$36.21

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended March 31, 2020

Net Absorption During Quarter	(1.09)%

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	66	183,804	46
Renewal leases	108	517,715	44
All leases	174	701,519	45

Change in Rental Rates for Office Leases Executed during the Quarter(1)

	Expiring Rate(1)	New/Renewal Rate(1)	Percentage Change

Cash Rent	$39.11	$42.74	9.3%
Straight-line Rent	$35.26	$43.24	22.6%

Average Office Lease Transaction Costs

	Lease Transaction Costs per SF	Lease Transaction Costs per Annum

New leases signed during the quarter	$27.83	$7.19
Renewal leases signed during the quarter	$13.86	$3.77
All leases signed during the quarter	$17.53	$4.70

________________________________________________________________

(1)
Represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Excludes Short Term Leases, leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated from space being taken out of service, and leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe base rent reflects other off-market inducements to the tenant that are not reflected in the prior lease document.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Multifamily Portfolio Summary
as of March 31, 2020

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Los Angeles
Santa Monica	2	820	20%
West Los Angeles	6	1,300	31
Honolulu	3	2,041	49
Total	11	4,161	100%

Submarket	Percent Leased	Annualized Rent(2)	Monthly Rent Per Leased Unit

Los Angeles
Santa Monica	98.5%	$29,926,404	$3,090
West Los Angeles(1)	98.3	44,305,464	3,239
Honolulu	97.6	44,430,504	1,863
Total / Weighted Average	98.0%	$118,662,372	$2,514

Recurring Multifamily Capital Expenditures per Unit

Three months ended March 31, 2020	$208

________________________________________________________________

(1)
138 units at one property which are temporarily unoccupied as a result of a fire are omitted from the calculation of Percent Leased. These units, as well as insurance recovery for lost rent, are also omitted from the calculation of Annualized Rent.

(2)	The multifamily portfolio also includes 10,495 square feet of ancillary retail space generating annualized rent of $411,077, which is not included in multifamily annualized rent.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Developments

Development Projects

1132 Bishop Street, Honolulu, Hawaii
In downtown Honolulu, we are converting a 25 story, 490,000 square foot office tower into approximately 500 rental apartments. This project will help address the severe shortage of rental housing in Honolulu, and revitalize the central business district, where we own a significant portion of the Class A office space.
We expect the conversion to occur in phases over a number of years as the office space is vacated. In select cases, we will relocate tenants to our other office buildings in Honolulu, although we do not have enough vacancy to accommodate all of them.
The first phase of construction commenced in June 2019 and we are on-track to deliver the first 98 units over the next few months. We currently expect construction costs of $80 million to $100 million. The inherent uncertainties of development, however, are compounded by the multi-year and phased nature of the conversion and potential impacts from the pandemic.

Residential High Rise Tower, Brentwood, California
In Brentwood, we are building the first new residential high-rise development west of the 405 freeway in more than 40 years, offering stunning ocean views and luxury amenities. The 34 story, 376 unit tower is being built on a site that is directly adjacent to an office building and a 712 unit residential property that we own. The estimated budget is between $180 million and $200 million, not including the cost of the land which we have owned since 1997. As part of the project, we are investing additional capital to build a one acre park on Wilshire Boulevard that will be available to the public and provide a valuable amenity to our surrounding properties and community.
Construction continues on the project, although we may face some delays as a result of the impact of the pandemic on permitting and other logistics. We currently expect the first units to be delivered in 2022.
Rendering of our new residential tower in Brentwood (center), with a new park in the foreground, and our existing residential and office buildings (left and right, respectively).

_______________________________________________
All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to consolidated JVs and unconsolidated Funds, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses or significantly change the use of the space, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period. We report AFFO Payout Ratio because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to compare our performance with other REITs.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 264,256 square feet with respect to signed leases not yet commenced at March 31, 2020).  For our triple net office properties (in Honolulu and two single tenant buildings in Los Angeles), annualized rent is calculated for triple net leases by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent includes rent for a health club that we own and operate in Honolulu and for our corporate headquarters in Santa Monica. We report Annualized Rent because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance and value with other REITs. We use Annualized Rent to manage and monitor the performance of our office and multifamily portfolios.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated JVs. At December 31, 2019, we own 100% of our consolidated portfolio, except for seventeen office properties totaling 4.3 million square feet and one residential property with 350 apartments, which we own through four consolidated JVs and in which we own a weighted average interest of approximately 46% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on the New York Stock Exchange as of March 31, 2020.

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Definitions

Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.

Funds: We own an interest of approximately 34% in Douglas Emmett Partnership X, LP (Partnership X). The Fund owns two office properties totaling 0.4 million square feet. We held an ownership interest in an unconsolidated Fund that was restructured on November 21, 2019, after which it is treated as a consolidated JV in our financial statements.

Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs), and impairment write-downs of real estate from our net income (including adjusting for the effect of such items attributable to consolidated JVs and unconsolidated Funds, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify the impact of trends in occupancy rates, rental rates and operating costs from year to year, excluding impacts from changes in the value of our real estate, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Joint Ventures (JVs): At March 31, 2020, we owned a weighted average interest of approximately 46% based on square footage in four consolidated JVs. The JVs owned seventeen office properties totaling 4.3 million square feet and one residential property with 350 apartments. We held an ownership interest in an unconsolidated Fund that was restructured on November 21, 2019, after which it is treated as a consolidated JV in our financial statements.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and excluding leases for tenants relocated from space being taken out of service. We report Lease Transaction Costs because it is a widely reported measure of the performance of equity REITs, and is used by some investors to determine our cash needs and to compare our performance with other REITs. We use Lease Transaction Costs to manage and monitor the performance of our office and multifamily portfolios.

Leased Rate: The percentage leased as of March 31, 2020. Management space is considered leased. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating percentage leased. We report Leased Rates because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Leased Rate to manage and monitor the performance of our office and multifamily portfolios.

Net Absorption: Represents the change in percentage leased between the last day of the current and prior quarter, excluding properties acquired or sold during the current quarter. We report Net Absorption because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Net Absorption to manage and monitor the performance of our office portfolio.

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Definitions

Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted in accordance with GAAP by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested Long Term Incentive Plan Unit (LTIP Unit) awards that contain non-forfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:

•
NOI: is calculated by excluding the following from our net income: general and administrative expenses, depreciation and amortization expense, other income, other expenses, income from unconsolidated Funds, interest expense, gain from consolidation of JVs, gains (or losses) on sales of investments in real estate and net income attributable to noncontrolling interests.

•	Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs.  NOI is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.

Occupancy Rate:  We calculate the Occupancy Rate by excluding signed leases not yet commenced from the Leased Rate. Management space is considered occupied. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating the Occupancy Rate. We report Occupancy Rate because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Occupancy Rate to manage and monitor the performance of our office and multifamily portfolios.

Operating Partnership: Douglas Emmett Properties, LP

Our Share of Net Debt: We calculate Our Share of Net Debt by multiplying the principal balance of our consolidated loans and our unconsolidated Fund's loan by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or cash equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, and do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our Share of Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Our Share of Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.

Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses or significantly change the use of the space, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements. We report Recurring Capital Expenditures because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine our cash flow requirements and to compare our performance with other REITs. We use Recurring Capital Expenditures to manage and monitor the performance of our office and multifamily portfolios.

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Definitions

Rental Rate: We report Rental Rate because it is a widely reported measure of the performance of equity REITs, and is used by some investors to compare our performance with other REITs. We use Rental Rate to manage and monitor the performance of our office and multifamily portfolios. We present two forms of Rental Rates:

•	Cash Rental Rate: is calculated by dividing the rent paid by the Rentable Square Feet.

•	Straight-Line Rental Rate: is calculated by dividing the average rent over the lease term by the Rentable Square Feet.

Rentable Square Feet:  Based on the Building Owners and Managers Association (BOMA) measurement.  At March 31, 2020, total consists of 16,532,059 leased square feet (including 264,256 square feet with respect to signed leases not commenced), 1,421,440 available square feet, 122,255 building management use square feet and 248,594 square feet of BOMA adjustment on leased space. We report Rentable Square Feet because it is a widely reported measure of the performance and value of equity REITs, and is also used by some investors to compare our performance and value with other REITs. We use Rentable Square Feet to manage and monitor the performance of our office portfolio.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, (iii) held for sale, contributed or otherwise removed from our consolidated financial statements, or (iv) that underwent a major repositioning project or were impacted by development activity that we believed significantly affected the properties' results. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned. Our same properties for 2020 include all of our Consolidated Portfolio properties, other than (1) a 80,500 square foot property in Honolulu, where the largest tenant is a health club that we own and operate, (2) a 492,600 square foot office property in Honolulu and a multifamily property in Honolulu which are affected by development activities, (3) a residential community in Los Angeles that we acquired in June 2019 with 350 apartments and approximately 50,000 square feet of retail space, (4) a residential community with 712 apartments and approximately 34,000 square feet of retail space in Los Angeles partially affected by fire damage, and (5) a consolidated JV that was an unconsolidated Fund before November 21, 2019. We report Same Property NOI because it is a widely reported measure of the performance and value of equity REITs, and is used by some investors as a means to determine our financial results without noise from properties not being operated on a consistent basis and to compare our performance and value with other REITs. We use Same Property NOI to manage and monitor the performance of our office portfolio.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: Includes our Consolidated Portfolio plus two office properties totaling 0.4 million square feet owned by one unconsolidated Fund, in which we own approximately 34%.

"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Fund.

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